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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Primark Corporation on Form S-8 of our reports dated February 11, 1997, appearing in the Annual Report on Form 10-K of Primark Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Item 5. Interests of Named Experts and Counsel," which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE
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Boston, Massachusetts
April 7, 1997